Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 12, 2021, with respect to the consolidated financial statements of Groop Internet Platform Inc. and subsidiaries included in this Registration Statement on Form S-4 and related Prospectus of Hudson Executive Investment Corp. for the registration of its common stock.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A member of EY Global

Tel-Aviv

February 1, 2021